Exhibit 21.1

CERTEGY SUBSIDIARIES

AGES Participações S.A.

Aircrown Ltd.

Card Brazil Holdings, Inc.

Card Brazil LLC

Central Credit Services, Ltd.

Certegy Asia Pacific Holdings, Inc.

Certegy Asset Management, Inc.

Certegy Australia PLC

Certegy Canada, Inc.

Certegy Capital, Inc.

Certegy Card Services Australia Pty Ltd.

Certegy Card Services, Inc.

Certegy Card Services Ltd.

Certegy Card Services (Thailand) Co., Ltd.

Certegy (Cayman Islands) Limited

Certegy Check Services, Inc.

Certegy E-Banking Services, Inc.

Certegy Europe LLC

Certegy Ezi-Pay Pty Ltd.

Certegy First Bankcard Systems, Inc.

Certegy France PLC

Certegy Global Card Services, Inc.

Certegy Ireland Limited

Certegy Licensing Services, Inc.

Certegy New Zealand Ltd.

Certegy Payment Recovery Services, Inc.

Certegy Payment Services, Inc.

Certegy Ltd.

Certegy Ltda.

Certegy Pty Ltd.

Certegy S.A.

Certegy SNC

Certegy Transaction Services, Inc.

Credit Union Card Services, Inc.

Financial Institution Benefits Association

Financial Insurance Marketing Group, Inc.

Retail Credit Management Ltd.

Partech Ltda.

Payment Brasil Holdings Ltda.

Payment Chile S.A.

Payment South America Holdings, Inc.

Payment South America LLC

The Ezi-Travel Club Pty Ltd.

Transax PLC

Viv plc